EXHIBIT 23.2


                       CONSENT OF INDEPENDENT AUDITORS


	We consent to the reference to our firm under the caption "Interest of Named Experts and Counsel" in the Registration Statement (Form S-8) pertaining to The Coca-Cola Company 1989 Restricted Stock Award Plan and to the incorporation by reference therein of our reports dated January 25, 2000, with respect to the consolidated financial statements of The Coca-Cola Company incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1999 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.




                                             /s/ Ernst & Young LLP

Atlanta, Georgia
April 19, 2000